OSI Systems Reports First Quarter Fiscal 2007 Financial Results

HAWTHORNE, CA -- 11/07/2006 -- (NASDAQ: OSIS)

--  Revenues of $115.5 million with a Loss of $0.36 Per Diluted Share;
--  Company Reiterates Full Year Revenue and Earnings Guidance;
--  Record Security Bookings of $87 million in the First Quarter;
--  Backlog at All-Time High of Approximately $196 million
OSI Systems, Inc. (NASDAQ: OSIS), a vertically integrated provider of specialized electronics for critical applications in industries such as homeland security and healthcare, today announced its operating results for its first quarter ended September 30, 2006.

The Company reported revenues of $115.5 million for the first quarter of fiscal 2007, an increase of 13% from the $101.9 million reported for the first quarter of fiscal 2006. The net loss for the first quarter of fiscal 2007 was $(6.0) million, or $(0.36) per diluted share, compared to a net loss of $(4.2) million, or $(0.26) per diluted share, for the first quarter of fiscal 2006. The first quarter results include a one-time pre-tax charge for in-process research and development of $0.6 million relating to the Company's acquisition of Del Mar Reynolds, a diagnostic cardiology business.

The Company reiterated its previously announced full-year guidance for fiscal 2007. Revenues are expected to be between $535 million and $545 million, representing approximately 18-20% growth over the prior fiscal year. The Company expects fiscal 2007 adjusted earnings per share to be $0.35 to $0.45, excluding one-time charges.

Deepak Chopra, OSI Systems' Chairman and CEO, stated, "We are pleased with the momentum generated by our Security division as represented by the record bookings of $87 million in the first quarter and the Company's backlog which is at an all time high of $196 million. However, we are disappointed with our higher than expected loss for the quarter which was primarily attributable to the softness in the U.S. healthcare market and a change in the product mix."

Mr. Chopra continued, "We anticipate benefiting from the recent introduction of our anesthesia systems into the North American market. The integration of recently acquired Del Mar Reynolds is expected to produce higher than anticipated cost synergies and should positively impact the financial performance of the Company in the second half of the fiscal year. Additionally, we have started an internal initiative to reexamine our existing infrastructure to improve profitability."

Conference Call Information

OSI Systems, Inc. will host a conference call and simultaneous webcast over the Internet beginning at 1:30pm PT (4:30pm ET), today to discuss these results. To listen, please log on www.fulldisclosure.com or www.osi-systems.com and follow the link that will be posted on the front page. A replay of the webcast will be available shortly after the presentation and will be archived on www.osi-systems.com. A telephonic replay of the call will also be available from 3:30 pm PT on November 7th until November 21st. The replay may be accessed by calling 888-286-8010 and entering the conference call identification number '19228899' when prompted for the replay code.

About OSI Systems, Inc.

OSI Systems, Inc. is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications. The Company sells its products in diversified markets, including homeland security, healthcare, defense and aerospace. The Company has more than 30 years of experience in electronics engineering and manufacturing and maintains offices and production facilities located in more than a dozen countries. It implements a strategy of expansion by leveraging its electronics and contract manufacturing capabilities into selective end product markets through organic growth and acquisitions. For more information on OSI Systems Inc. or any of its subsidiary companies, visit www.osi-systems.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding the Company's expectations, goals or intentions about the future, including, the Company's predictions about future revenues and earnings per share. The actual results may differ materially from those described in or implied by any forward-looking statement. In particular, there can be no assurance that such revenues and earnings per share predictions will ultimately prove accurate. Other important factors are set forth in our Securities and Exchange Commission filings. All forward-looking statements speak only as of the date made, and we undertake no obligation to update these forward-looking statements.

                    OSI SYSTEMS, INC. AND SUBSIDIARIES
                  CONSOLIDATED  STATEMENTS OF OPERATIONS
            (in thousands, except share and per share amounts)

                                                      Three months ended
                                                        September 30,
                                                    ----------------------
                                                       2005        2006
                                                    ----------  ----------

Revenues                                            $  101,870  $  115,529
Cost of goods sold                                      64,917      77,032
                                                    ----------  ----------
  Gross profit                                          36,953      38,497
                                                    ----------  ----------

Operating expenses:
     Selling, general and administrative                33,415      36,370
     Research and development                            8,731      10,258
     Other operating expenses                            1,321         780
                                                    ----------  ----------
        Total operating expenses                        43,467      47,408
                                                    ----------  ----------

Loss from operations                                    (6,514)     (8,911)

Interest expense                                          (551)     (1,014)
Interest income                                             20         141
Other expense                                                -         (74)
                                                    ----------  ----------

Loss before provision for income taxes and
 minority interest                                      (7,045)     (9,858)
Benefit for income taxes                                (2,856)     (3,179)
Minority interest                                            -         638
                                                    ----------  ----------

Net loss                                            $   (4,189) $   (6,041)
                                                    ==========  ==========

Diluted loss per share                              $    (0.26) $    (0.36)
                                                    ==========  ==========

Weighted average shares outstanding - diluted       16,241,146  16,667,671
                                                    ==========  ==========

                  Condensed Consolidated Balance Sheets
                              (in thousands)

                                                    June 30,  September 30,
                                                      2006         2006
                                                   -----------  -----------
                         ASSETS
Cash and cash equivalents                          $    13,799  $    10,688
Accounts receivable, net                               119,419      124,527
Inventory                                              120,604      131,507
Other current assets                                    29,477       34,468
                                                   -----------  -----------
             Total current assets                      283,299      301,190
Non-current assets                                     119,774      144,830
                                                   -----------  -----------
             Total                                 $   403,073  $   446,020
                                                   ===========  ===========

          LIABILITIES AND SHAREHOLDERS' EQUITY
Bank lines of credit                               $    10,857  $    24,052
Current portion of long-term debt                        1,251        5,384

Accounts payable and acrrued expenses                   68,526       71,757
Other current liabilities                               40,509       44,619
                                                   -----------  -----------
             Total current liabilities                 121,143      145,812
Long-term debt                                           5,483       27,308
Other long-term liabilities                             17,769       18,783
                                                   -----------  -----------
             Total liabilities                         144,395      191,903
Minority interest                                        9,731        9,093
Shareholders' equity                                   248,947      245,024
                                                   -----------  -----------
             Total                                 $   403,073  $   446,020
                                                   ===========  ===========

                            Segment Information

                              (in thousands)

                                                     Three months ended
                                                        September 30,
                                                   -----------------------
                                                      2005         2006
                                                   ----------   ----------

Revenues - by Segment Group:

    Security Group                                 $   26,963   $   41,047
    Healthcare Group                                   51,371       48,231
    Optoelectronics and Manufacturing Group
     including intersegment revenues                   27,776       34,278
    Intersegment revenues elimination                  (4,240)      (8,027)
                                                   ----------   ----------
          Total                                    $  101,870   $  115,529
                                                   ----------   ----------

Operating income (loss) -  by segment group:
    Security Group                                 $   (3,193)  $   (1,788)
    Healthcare Group                                    1,183       (4,263)
    Optoelectronics and Manufacturing Group             1,202        3,811
    Corporate                                          (5,822)      (6,319)
    Eliminations                                          116         (352)
                                                   ----------   ----------
          Total                                    $   (6,514)  $   (8,911)
                                                   ----------   ----------

For Additional Information, Contact:

Jeremy Norton
Director of Investor Relations
OSI Systems, Inc.
12525 Chadron Ave
Hawthorne CA 90250
Tel. (310) 349 2237